UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2024

The Marygold Companies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41318	90-1133909
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

120 Calle Iglesia,

Unit B

San Clemente, CA 92672

(Address of principal executive offices and zip code)

(949) 429-5370

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MGLD	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule l2b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Note Purchase Agreement, Secured Promissory Notes, Guaranty, Pledge Agreements and Security Agreement

On September 19, 2024, The Marygold Companies, Inc., a Nevada corporation (the “Company”) entered into a note purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, a Utah limited liability company (the “Holder”), pursuant to which the Company agreed to issue and sell to the Holder a secured promissory note (the “Note”) in an initial principal amount of $4,380,000 (the “Initial Principal Amount”), which is payable on or before the date that is 24 months from the issuance date (as to each the “Maturity Date”), and upon the satisfaction of certain conditions set forth in the Purchase Agreement, up to one additional secured promissory note (the “Subsequent Note,” and collectively with the Note, the “Notes”). The Initial Principal Amount includes an original issue discount of nine percent (9%) and expenses that the Company agreed to pay to the Holder to cover the Holder’s transaction costs. The Subsequent Note would have a principal amount of $2,180,000 (the “Subsequent Principal Amount”), which is payable on or before the date that is 24 months from the issuance date of the Subsequent Note. The Subsequent Principal Amount includes an original issue discount of nine percent (9%). The Company engaged Maxim Group LLC to serve as placement agent for the transaction between the Company and Holder in exchange for an aggregate commission equal to 7% of the gross cash proceeds received from the sale of the Notes.

The Company intends to use the net proceeds from the sale of the Note and any Subsequent Note for the continued funding of its Marygold & Co. subsidiary, and related Marygold & Co. (UK) entities, as they move to launch their proprietary mobile banking fintech application in the U.K. while expanding the marketing effort in the U.S. The net proceeds may also be used for general working capital as the need arises.

In addition, the Company’s obligations under the Note, any Subsequent Note and the other transaction documents are secured by: (i) a pledge of all the common stock the Company owns in USCF Investments, Inc., a Delaware corporation, together with any additions, replacements, accessions or substitutes therefor or proceeds thereof, which constitutes the Collateral (as defined therein) pursuant to the terms of the stock pledge agreement, dated as of September 19, 2024 (the “Pledge Agreement”), by and between the Company and the Holder; and (ii) the security agreement, dated as of September 19, 2024 (the “Security Agreement”), by and between Company and the Holder. Further, the Company’s Chief Executive Officer’s trust, Nicholas and Melinda Gerber Living Trust (the “Gerber Trust”), provided: (i) a guaranty, dated as of September 19, 2024 (the “Guaranty”), of the Company’s obligations to the Holder under the Note, any Subsequent Note and the other transaction documents; and (ii) a pledge of all of the common stock of the Company owned by the Gerber Trust, together with any additions, replacements, accessions or substitutes therefor or proceeds thereof, which constitutes the Collateral (as defined therein) pursuant to the terms of the stock pledge agreement, dated as of September 19, 2024, by and between the Gerber Trust and Holder.

Interest on the Notes accrues at a rate of 9% per annum and is payable on the Maturity Date or otherwise in accordance with the Notes. The Company may pay all or any portion of the amount owed earlier than it is due. All payments made under the Notes (whether prepayments, redemption payments, repayment of the Note at maturity or otherwise) are subject to an exit fee of six percent (6%) of the portion of the outstanding balance being repaid.

Beginning on the date that is six (6) months from the issuance date and at the intervals indicated below until the applicable Note is paid in full, the Holder will have the right to require the Company to redeem up to an aggregate of one tenth (1/10) of the initial principal balance of the applicable Note plus any interest accrued thereunder each month (each monthly exercise, a “Monthly Redemption Amount”). The Company has the right to defer such redemption payments, that Holder could otherwise elect to make, three (3) times by providing written notice to Holder at least three (3) trading days prior to the first day of each calendar month it wishes to defer redemptions for that month. If Company exercises its deferral right, the outstanding balance is automatically increased by 0.85% for each instance that the deferral right is exercised by Company, which cannot be exercised more than once every ninety (90) calendar days.

The Note includes customary event of default provisions, subject to certain cure periods, and provides for a default interest rate of 15%. The Purchase Agreement and the Notes contain customary events of default, including if the Company undertakes a fundamental transaction (including consolidations, mergers, and certain changes in control of the Company), without Holder’s prior written consent. As described in the Note, upon the occurrence of certain events of default, the outstanding balance of the Note will become automatically due and payable. Additionally, upon an event of default described in the Note (i.e., the failure to pay amounts under the Note when due or to observe any covenant under the Purchase Agreement), at Holder’s option, increase the outstanding balance of the Note by (a) ten percent (10%) for each occurrence of certain major trigger events, including failure to pay any amount when due and payable, a Bankruptcy-Related Event of Default, or entering into certain fundamental transactions without Holder’s consent, or (b) five percent (5%) for each occurrence of certain minor trigger events, including covenant default, breach of a representation, effectuating a reverse stock split, a money judgment, writ or similar process is entered or filed against Company (or any subsidiary of Company) or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) calendar days, or Company fails to be eligible for Depository Trust Company’s Deposit/Withdrawal at Custodian system; provided that the Holder may only do so three (3) times hereunder with respect to major trigger events and three (3) times hereunder with respect to minor trigger events. Failure to cure any of the above trigger events upon five (5) trading days’ notice from Holder would cause such event to become an event of default. Additionally, if any such trigger event occurs prior to the second closing date, then Holder shall have no obligation to purchase the Subsequent Note and pay the Subsequent Note purchase price.

In addition, pursuant to the terms of the Purchase Agreement, beginning on the date of the issuance and sale of the Note pursuant to the Purchase Agreement (the “Closing Date”) and ending 24 months later, Holder will have the right, but not the obligation, with Company’s prior written consent, to reinvest up to an additional $10,000,000 in the Company on the same terms and conditions as the Notes (structured as two (2) tranches of $5,000,000 each).

The Purchase Agreement also provides for, at Holder’s option, additional or more favorable economic terms or other terms if the Company issues any debt security with any economic term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Holder in the transaction documents entered into in connection with the Purchase Agreement.

Subject to the occurrence of a trigger event prior to the second closing date, the Holder will purchase the Subsequent Note on the date that is 120 days from the Closing Date. The Subsequent Note will have terms that are substantially similar to the terms of the Note.

Pursuant to the Security Agreement, the Company granted to the Holder a first-position security interest in all right, title, interest, claims and demands of the Company in and to certain property including, but not limited to, all equity in all wholly-owned or partially owned subsidiaries, all goods and equipment and all inventory, as more fully detailed therein. Further, pursuant to the Pledge Agreement, the Company pledged to the Holder all shares of USCF Investments common stock. Additionally, Gerber Trust provided a Guaranty to the Holder whereby it agreed to guaranty the Company’s obligations, as defined in the Guaranty.

The foregoing description of the Notes, the Purchase Agreement, the Guaranty, the Pledge Agreement and the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Notes, the Guaranty, the Pledge Agreement and the Security Agreement, copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided under Item 1.01 in this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Notes were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), based on the exemption from registration afforded by Section 4(a)(2) of the Securities Act.

Item 7.01. Regulation FD Disclosure.

On September 24, 2024, the Company issued a press release announcing the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1, to this Current Report on Form 8-K and incorporated herein by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1, is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance, and other factors as discussed in the Company’s filings with the SEC. Among the factors that could cause results to differ materially are those risks discussed in the periodic reports the Company files with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” The Company does not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Note Purchase Agreement, dated September 19, 2024, by and between Company and Streeterville Capital, LLC.
10.2	Form of Secured Promissory Note, dated September 19, 2024.
10.3	Form of Secured Promissory Note #2.
10.4	Pledge Agreement, dated September 19, 2024, by and between Company and Streeterville Capital, LLC.
10.5	Security Agreement, dated September 19, 2024, by and between Company and Streeterville Capital, LLC.
99.1	Press release dated September 24, 2024.
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARYGOLD COMPANIES, INC.

Date: September 24, 2024	By:	/s/ Nicholas Gerber
Nicholas Gerber
Chief Executive Officer